Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “JONES ENERGY FINANCE CORP.”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 2014, AT 6:41 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	1223497

	DATE:	03-20-14
5501607 8100

140355061
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:56 PM 03/19/2014
FILED 06:41 PM 03/19/2014
SRV 140355061 - 5501607 FILE

CERTIFICATE OF INCORPORATION

OF

JONES ENERGY FINANCE CORP.

FIRST: The name of the corporation is Jones Energy Finance Corp. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, all such shares being of one class of common stock with a par value of $0.001 per share.

FIFTH: The number of directors of the Corporation shall be as from time to time specified in, or determined in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Company so provide.

SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, amend, alter and repeal the bylaws of the Corporation, without any action on the part of the stockholders, except as may otherwise be provided by applicable law or the bylaws of the Corporation.

SEVENTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address

Christopher Janisch	98 San Jacinto Boulevard
Suite 1500
Austin, Texas 78701-4039

EIGHTH: To the fullest extent permitted by the DGCL, has the same exists or may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

NINTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of this Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through provisions of the Bylaws of the Corporation, agreements with such directors, officers, agents or other persons, votes of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others. Any repeal or modification of the foregoing provisions of this Article NINTH shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL, as the same exists or hereafter may be amended.

[Signature page follows]

The undersigned incorporator hereby acknowledges that the foregoing is her act and deed and that the facts herein stated are true, and accordingly has executed this certificate this 19th day of March, 2014.

/s/ Christopher Janisch
Christopher Janisch
Incorporator

CERTIFICATE OF INCORPORATION

OF JONES ENERGY FINANCE CORP.